UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2011
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Effective as of March 16, 2011, the Board of Directors of Health Care REIT, Inc. (the “Company”) amended the Company’s by-laws to provide for a majority voting standard in uncontested director elections (rather than a plurality voting standard) and to require the Company’s Nominating/Corporate Governance Committee to establish procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board and to make a recommendation to the Board on whether to accept or reject the resignation. The Company’s Second Amended and Restated By-Laws previously provided for plurality voting in all elections of directors.
The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Third Amended and Restated By-Laws, effective as of March 16, 2011, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1	Third Amended and Restated By-Laws of Health Care REIT, Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman, Chief Executive Officer and President

Dated: March 17, 2011